                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the registrant [ ]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement             [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

[X] Definitive proxy statement

[ ] Definitive additional materials

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                             CORUS BANKSHARES, INC.
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                (Name of Registrant as Specified in Its Charter)
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

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(2) Form, schedule or registration statement no.:

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(3) Filing party:

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(4) Date filed:

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


CORUS LOGO                                                    ROBERT J. GLICKMAN                 3959 N. Lincoln Ave.
                                                              President and CEO                  Chicago, IL 60613

March 17, 1999

TO OUR SHAREHOLDERS:

I would like to invite you to attend the 1999 Annual Meeting of Shareholders of CORUS BANKSHARES, INC., to be held on Wednesday, April 28, 1999 at 10:00 a.m. at the CORUS BANK, N.A. branch at 4800 N. Western Avenue, Chicago, Illinois.

The primary purpose of the Annual Meeting will be to elect eight directors, ratify the appointment of Arthur Andersen LLP as independent public accountants for 1999 and approve the CORUS BANKSHARES, INC. 1999 Stock Option Plan. We will also be sharing with you information about our performance during 1998. Additionally, the Annual Meeting will give you an opportunity to meet our Directors and our Senior Officers.

WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OR NOT, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE. YOUR VOTE IS VERY IMPORTANT REGARDLESS OF HOW MANY SHARES YOU OWN. If you do attend the Annual Meeting and wish to vote in person, you may do so, even though you have previously sent in a proxy.

I look forward to seeing you at the Meeting.

Very truly yours,
LOGO

                                PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors of CORUS BANKSHARES, Inc. (CORUS) for use at the Annual Meeting of Shareholders, to be held on April 28, 1999, at 10:00 a.m., in the branch of CORUS BANK, N.A., 4800
N. Western Avenue, Chicago, Illinois, or at any adjournment of such meeting. Each proxy received from shareholders will be voted at the meeting and, if specified, as directed, by the shareholder. Unless contrary instructions are given, the proxy will be voted at the meeting for the election of the nominees for the office of Director, as set forth below, the adoption of the CORUS BANKSHARES, INC. 1999 Stock Option Plan, the ratification of Arthur Andersen LLP as independent public accountants, and, in accordance with the best judgment of the holders thereof, any other business which may properly come before the meeting and be submitted to a vote of the shareholders. Shares represented by proxies which are marked "withholding authority" with respect to the election of one or more nominees for election as directors, proxies which are marked "abstain" on other proposals, and proxies which are marked deny discretionary authority on other matters WILL NOT be counted in determining whether a majority vote was obtained in such matters. With respect to brokers who are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers, those shares WILL NOT be included in the vote totals. A proxy may be revoked at any time prior to its exercise by means of a written revocation or a properly executed proxy bearing a later date. Shareholders having executed and returned a proxy who attend the meeting and desire to vote in person are requested to so notify the Secretary of CORUS prior to or at the time of a vote taken at the meeting. The cost of soliciting proxies in the accompanying form has been or will be borne by CORUS.

            OUTSTANDING VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

CORUS has 14,519,890 shares of $0.05 par value Common Stock outstanding. Each share is entitled to one vote. Shareholders of record as of the close of business on February 28, 1999 are entitled to vote at the meeting. So far as is known to CORUS, as of February 28, 1999, the following shareholders owned beneficially or of record more than five percent (5%) of the Common Stock of
CORUS:

                                                             AMOUNT AND NATURE OF
SHAREHOLDER (1)                                              BENEFICIAL OWNERSHIP    PERCENT
---------------                                              --------------------    -------
R.J. Glickman                                                     2,911,018(2)       19.6%
J.C. and B.R. Glickman                                            2,151,117(3)       14.5%
E.W. Glickman                                                     1,313,843(4)        8.9%
M.L. and E.G. Galinson                                            1,043,857(5)        7.0%

---------------

(1) Shareholder addresses: CORUS BANK, N.A., 3959 N. Lincoln Ave., Chicago, IL 60613

(2) Includes 230,000 shares subject to employee stock options exercisable currently. Also includes: 355,160 shares held as sole trustee of various trusts for the benefit of his children; and 59,126 shares owned by the Robert and Caryn Glickman Foundation of which Robert J. Glickman is a director and an officer. R.J. Glickman is the son of J.C. and B.R. Glickman.

(3) Includes 2,150,967 shares held as co-trustee of the Glickman Family Trust, dated April 21, 1983. Of the aforesaid shares, 1,031,226 shares are attributable to B.R. Glickman, the wife of J.C. Glickman, and 1,119,741 shares are attributable to J.C. Glickman. B.R. Glickman and

     J.C. Glickman, under the terms of the Glickman Family Trust, share the voting and investment control over the above described 2,150,967 shares.

(4) Includes 391,527 shares held in trust for the benefit of E.W. Glickman with R.J. Glickman as trustee; 39,070 shares held as trustee for the benefit of various relatives of Joseph C. Glickman under Glickman Family Trusts dated September 21, 1987 and March 9, 1992; and, 6,000 shares held as trustee for the benefit of his children. E.W. Glickman is the son of J.C. and B.R. Glickman.

(5) Includes 389,690 shares held as co-trustee of their family trust; 391,527 shares held for the benefit of E.G. Galinson with R.J. Glickman as trustee; 142,640 shares held as trustee for the benefit of their children or a family partnership; and, 120,000 shares held as co-trustee for various charitable trusts or foundations. E.G. Galinson is the daughter of J.C. and B.R. Glickman.

                      PROPOSAL ONE: ELECTION OF DIRECTORS

The Bylaws of CORUS provide that the "Board shall consist of not less than five nor more than thirteen in number as may be determined at each Annual Meeting of the Shareholders of the Company". The Bylaws also state that at the Annual Meeting of Shareholders the concurrence of a majority of all the issued and outstanding stock entitled to vote thereat shall be required for taking any action by the shareholders including the election of directors. At the meeting, it will be proposed to elect eight directors to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualify. Shareholders of CORUS have no cumulative voting rights with respect to the election of directors.

The following individuals are nominees for election. All of the nominees have indicated a willingness to serve, but in case any of the nominees is not a candidate at the Annual Meeting, it is the intention of the proxy holders to vote in favor of the remainder of those named and to vote for substitute nominees in their discretion. Information regarding these eight nominees and the number of shares of Common Stock beneficially owned by them as of February 28, 1999, is set forth below:

                               DIRECTOR NOMINEES

-----------------------------------------------------------------------------------------------------
         NAME, AGE AND PERIOD OF                            PRINCIPAL OCCUPATION AND
          SERVICE AS A DIRECTOR                        DIRECTORSHIPS FOR PAST FIVE YEARS
-----------------------------------------------------------------------------------------------------
   JOSEPH C. GLICKMAN (83)                 Chairman of the Board of Directors of CORUS.
   Director since 1958
-----------------------------------------------------------------------------------------------------
   ROBERT J. GLICKMAN (52)                 President, Chief Executive Officer and Director of CORUS.
   Director since 1972                        Director CORUS BANK, N.A. Son of J.C. Glickman.
-----------------------------------------------------------------------------------------------------
   STEVEN D. FIFIELD (51)                  President and Chief Executive Officer, Fifield Realty
   Director since 1997                     Corp.
                                              Real estate development and construction.
-----------------------------------------------------------------------------------------------------
   KARL H. HORN (75)                       Consultant, Zenith Electronics Corporation.
   Director since 1980
-----------------------------------------------------------------------------------------------------
   MICHAEL LEVITT (54)                     President, Consolidated Currency Exchanges, Inc.
   Director since 1990                        Owns and operates check cashing businesses.
-----------------------------------------------------------------------------------------------------
   RODNEY D. LUBEZNIK (51)                 President and Director, Restaurant Management Corp.
   Director since 1994                        Owns and operates restaurants.
-----------------------------------------------------------------------------------------------------
   MICHAEL TANG (44)                       Vice Chairman, National Material, L.P. Holding company
   Director since 1995                        for a group of metals related manufacturing,
                                              distribution and
                                              processing companies. Previously, Chief Executive
                                              Officer,
                                              Midwest Metallics, L.P.
-----------------------------------------------------------------------------------------------------
   WILLIAM H. WENDT, III (56)              President and Director, Midwest Metal Products.
   Director since 1980                        Manufacturer and distributor of metal products.
-----------------------------------------------------------------------------------------------------

                        SECURITY OWNERSHIP OF MANAGEMENT

                                                                  AMOUNT AND NATURE OF
                                                                  BENEFICIAL OWNERSHIP
                                                                    OF COMMON SHARES
DIRECTOR NOMINEES                            ADDRESS              AT FEBRUARY 28, 1999    PERCENT
-----------------                            -------              --------------------    -------
Robert J. Glickman                 Winnetka, Illinois                  2,911,018(1)        19.6%
Joseph C. Glickman                 La Jolla, California                2,151,117           14.5%
Steven D. Fifield                  Chicago, Illinois                      10,000            0.1%
Karl H. Horn                       Jackson, Tennessee                      1,200               *
Michael Levitt                     Chicago, Illinois                       8,000            0.1%
Rodney D. Lubeznik                 Michigan City, Indiana                  1,400               *
Michael Tang                       Elk Grove Village, Illinois             1,000               *
William H. Wendt, III              Long Beach, Indiana                    10,000            0.1%
OTHER NAMED EXECUTIVE OFFICERS
--------------------------------------------------------------
David H. Johnson III               Hinsdale, Illinois                     19,000(2)         0.1%
Richard J. Koretz                  Highland Park, Illinois                 7,400(3)            *
Michael G. Stein                   Skokie, Illinois                        6,600(4)            *
Directors and all Executive
   Officers as a Group (15 in
   total)                                                              5,160,635           34.8%

---------------
*    Represents less than 0.1% of total common shares outstanding

(1) Includes 230,000 vested stock options

(2) Includes 13,200 vested stock options

(3) Includes 6,400 vested stock options

(4) Includes 4,000 vested stock options

All of the Directors attended at least 75% of all Board meetings in 1998. The entire Board of Directors are members of the Compensation Committee. J.C. Glickman and R.J. Glickman abstain from votes of the CORUS Board of Directors regarding their compensation as officers of CORUS. Directors J.C. Glickman, Horn and Levitt served on the Stock Option Committee. At the Board's February 17, 1999 meeting, Director J.C. Glickman stepped down from the Stock Option Committee and Director Steven Fifield was appointed to the Stock Option Committee. Directors J.C. Glickman, R.J. Glickman and Levitt serve on the Nominating Committee. The functions of the Nominating Committee are to identify and recommend to the Board of Directors candidates for director nomination. The Stock Option and Nominating Committees did not meet in 1998 because all matters that would normally be discussed by those committees were discussed by the full Board of Directors, including the approval of all stock options granted during the year.

The Audit Committee includes Directors Horn, Levitt and Lubeznik. In addition to reviewing internal control reports and regulatory examination reports, the Audit Committee recommends the independent auditors for appointment by the Board of Directors and reviews the results of the audit engagement. There were three Audit Committee meetings held in 1998 with all committee members present, with the exception of Director Horn who was absent once.

                PROPOSAL TWO: APPROVAL OF CORUS BANKSHARES, INC.
                             1999 STOCK OPTION PLAN

The Board of Directors has adopted, subject to shareholder approval, the CORUS BANKSHARES, INC. 1999 Stock Option Plan (the "Plan") as described below. In the event that shareholder approval is received, the Plan would read as set forth in Exhibit A. The purpose of the Plan is to promote the long-term interests of CORUS by providing an incentive for certain Key Employees to maintain and enhance the performance and profitability of CORUS and to give them a proprietary interest in the success of CORUS. "Key Employees" are defined as employees of the Company or its Subsidiaries, including an employee who is an officer or director of the Company or one of its Subsidiaries, who in the opinion of the members of the Committee (as defined below) can contribute significantly to the growth and profitability of the Company. Key Employee also may include employees identified by the Committee in situations concerning extraordinary performance, retention or recruitment. Currently, approximately 138 employees would be eligible to receive Awards under the Plan. No decision has been made yet as to grants under the Plan if shareholder approval is obtained.

ADMINISTRATION.   The Plan is administered by the Stock Option Committee of the
Board of Directors of CORUS (the "Committee"). The Plan requires the Stock Option Committee consist of not less than two directors, each of whom must be a "non-employee director" for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, and an "outside director," as defined in the final regulations or other guidance issued under Section 162(m) of the Internal Revenue Code of 1986 as amended ("Code"). The Committee has, subject to the express limitations of the Plan, the full power to (1) select which key employees will receive Awards, (2) fix the number of shares in each Award, (3) establish the time and conditions of vesting and delivery of any Award, (4) establish the specific type of Award granted: Incentive Stock Options ("ISO"), Non-Qualified Stock Options, Stock Appreciation Rights ("SAR") or Restricted Stock, (5) amend the terms and conditions of any outstanding Award, (6) supply such other terms and conditions as are not inconsistent with the Plan, and (7) interpret and implement the Plan and make all determinations necessary and advisable in administering the Plan.

STOCK OPTIONS.   All Awards of Stock Options or SARs shall specify an exercise price, which is payable upon the exercise of the Award. The option price shall be established by the Committee or shall be determined by a method established by the Committee at the time the Award is granted; except that the exercise price shall not be less than 100% of the fair market value of the underlying Common Stock on the date of grant as determined by the Stock Option Committee (in the case of an ISO, 110% of the fair market value of the Common Stock on the date of grant in the event the grantee is greater than a 10% shareholder). No Option granted as an ISO will be exercisable more than ten (10) years after the date of grant, provided that ISOs granted to holders of more than 10% of the voting stock of the Company or a Subsidiary may not be exercised more than five
(5) years from the date of grant. The aggregate fair market value (determined at the time of grant) of shares issuable upon the exercise of ISOs that become exercisable for the first time during any one calendar year shall not exceed $100,000. Awards may be settled through cash payments, the delivery of shares of Common Stock, or any combination thereof as the Committee shall determine.

The Shares with respect to which Awards may be made under the Plan include Shares which are currently authorized but unissued or currently held. The maximum number of Shares available for grant under the Plan is 1,000,000. (As of December 31, 1998, under CORUS' current plan, options to purchase 431,815 shares of Common Stock were outstanding. Corus will not grant any additional awards under the current plan subsequent to shareholder approval of the new Plan.) To the extent any Shares covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited, terminated, lapses or expires, or the Shares are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such Shares shall nevertheless be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. If the exercise price of any option is satisfied by tendering Shares to the Company, the total number of Shares issued shall be deemed delivered for purposes of determining the maximum number of shares available for delivery under the Plan. The maximum number of Shares that may be issued by Options intended to be ISOs shall be 100,000 Shares. The maximum number of shares that may be covered by Awards (in the form of Options or SARs) granted to any one individual shall be 250,000 Shares during any one calendar year period. The maximum number of Shares that may be awarded in the form of Restricted Stock shall be 100,000 Shares plus any shares that are reacquired by the Company.

Upon exercise, the option price may be paid in cash, or if permitted by the Committee in shares of CORUS common stock having a fair market value equal to the option price, or in a combination thereof as determined and permitted by the Committee. Under the Plan (unlike the current plan), the Committee may also allow the "cashless" exercise of options, subject to applicable rules and regulations.

STOCK APPRECIATION RIGHTS.   The stock appreciation rights may contain such
other terms, provisions and conditions not inconsistent with the Plan as the Committee may determine. Upon exercise of a stock appreciation right, the holder shall be paid the excess of the then fair market value of the number of shares of Company common stock to which the right relates over the Exercise Price of such number of shares at the date of grant of the right as determined by the Committee. Such amount shall be paid in cash or in shares of CORUS common stock having a fair market value equal to such excess, or in such combination thereof, as the Committee shall determine and permit in its sole discretion upon exercise of the right.

RESTRICTED STOCK AWARDS.   Restricted stock awards consisting of shares of CORUS
common stock may be made under the Plan. Such awards shall be contingent on the employee's continuing employment with the Company or its Subsidiaries or affiliates for a period to be specified in the award, and may be subject to such additional terms and conditions as the Committee deems appropriate. The holder of a restricted stock award shall have the right to vote the restricted shares and to receive dividends thereon, unless and until such shares are forfeited. If all conditions to which such award is subject have been satisfied, the holder shall be entitled to such shares free of all restrictions.

TERMINATION OF EMPLOYMENT.   If a participant's employment is terminated by
reason of death or disability, any outstanding stock options or SARs shall immediately become vested and exercisable at any time prior to the expiration date of the stock options or SARs or within 90 days after the such date of termination of employment, whichever is shorter. In the case of Incentive Stock Options, the favorable tax treatment prescribed under Section 422(b) of the Code may not be available if the options are not exercised within the Section 422(b) prescribed time period after termination of employment for death, disability or retirement. If employment is terminated for any other reason, all outstanding options and SARS that have not become vested and exercisable as of his date of termination shall terminate immediately on that date. All outstanding options and SARS that had become vested and exercisable as of his date of termination will be exercisable for one month or for the remaining term of the stock option or SAR, whichever is shorter. In its discretion, the Committee may extend the exercisability of any outstanding option or SAR that was vested and exercisable as of the date of the termination for up to 90 days, but in no event beyond the expiration date of the Option. Employees terminated for "cause" will forfeit immediately all rights to exercise stock options or SARs. Cause shall mean: gross misconduct, conviction of a felony, or suspension due to the direction of any bank regulatory agency. Except as otherwise provided by the Committee in the applicable Award agreement, stock options and SARs are not transferable except by will or the laws of descent and distribution.

CHANGE IN CONTROL.   In the event of a change in control of CORUS, all Awards
under the Plan will become fully exercisable or nonforfeitable, as appropriate. A change in control is deemed to occur when the ownership of fifty (50%) or more of the outstanding voting stock of CORUS changes or upon approval by CORUS' shareholders of certain merger or sale transactions.

AMENDMENTS.   With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan. Without the approval of the shareholders of the Company, however, no such amendment may increase the amount of stock which may be issued under the Plan in the aggregate or to an individual, change the class of employees eligible to participate in the Plan, or change the provisions of the Plan regarding Option Price.

TAX CONSEQUENCES.   Under the current Federal income tax laws, Awards under the
Plan will have the following tax consequences: A person who is granted a stock option under the Plan will not be subject to federal income tax at the time of grant, and CORUS will not be entitled to a tax deduction by reason of such grant. Upon exercise of a nonqualified option, the difference between the exercise price and the fair market value of the stock on the date of exercise will be taxable as ordinary income in the taxable period in which the exercise occurs and CORUS will be entitled to a corresponding deduction, to the extent permitted under Section 162(m). CORUS' deduction will be equal to the amount of ordinary income recognized by the employee at the same time the employee recognizes such income, provided the Company reports such income recognition to the Internal Revenue Service.

The exercise of an ISO will not result in taxable income to the employee (and CORUS will not be entitled to a tax deduction) provided that the employee was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the employee is disabled, as that term is defined in the Internal Revenue Code). The excess of the fair market value of the shares at the time of the exercise of an ISO over the exercise price is an adjustment that is included in the calculation of the employee's alternative minimum taxable income for the tax year in which the ISO is exercised. For purposes of determining the employee's alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the ISO exercise, the employee will have a basis in those shares equal to those shares equal to the fair market value of the shares at the time of exercise.

Upon the sale or other disposition of the ISO shares after the later of (i) two years after the grant date or (ii) one year after the purchase date, any gain or loss will be treated as long-term capital gain or loss. The tax basis of the option shares in such case generally equals the exercise price. CORUS will not be entitled to a tax deduction with respect to the ISO shares under these circumstances. If stock purchased pursuant to the exercise of an ISO is sold within two years from the date of grant of the option or within one year after the transfer of stock to the employee pursuant to exercise of the ISO, then the difference between the exercise price and the lesser of (i) fair market value of CORUS' Common Stock at the date of exercise or (ii) the amount realized upon the disposition of the shares, will be considered ordinary income and CORUS will be entitled to a corresponding deduction, to the extent permitted under Section 162(m). If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be a capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares. If the Committee elects to settle all or any portion of an employee's vested options in cash, the amount of such payment will be taxable as ordinary income. In both such circumstances, CORUS may deduct, in the year the employee recognizes income, an amount equal to the ordinary income recognized by the employee. The grant of SARs creates no taxable income. Any amounts ultimately paid on exercise of SARs will be ordinary income to the participant and CORUS will receive a corresponding tax deduction. The use of Common Stock as a payout medium does not change the tax treatment.

A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a "substantial risk of forfeiture" for Federal income tax purposes. Upon the vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder during the restriction period will also be compensation income to the participant and deductible as such by the Company.

A participant may elect pursuant to section 83(b) of the Internal Revenue Code to have the income recognized and measured at the date of grant of restricted stock and to have the applicable capital gain holding period commence as of that date, as described below.

A participant who has been granted a stock award that is not subject to a substantial risk of forfeiture for Federal income tax purposes (for example, bonus stock) will realize ordinary income in an amount equal to the fair market value of the shares at such time, and the Company will be entitled to a corresponding deduction.

SECTION 83(B) ELECTION.   If a participant is granted shares of Stock that are
subject to a substantial risk of forfeiture, recognition of income may be accelerated to the date of grant if the participant files an election under Internal Revenue Code section 83(b). Such an election must be filed with the IRS not later than 30 days after the date the property was transferred (i.e., the date of grant), and may be filed prior to the date of transfer. A copy of the election should be filed with the Company. If such an election is properly filed in a timely manner: (i) the Company will be entitled to a deduction at the time of grant and in an amount equal to the fair market value of the shares at the time of grant (determined without regard to forfeiture restrictions and other non-permanent restrictions), (ii) dividends paid to such holder during the restriction period will be taxable as dividends to such holder and not deductible by the Company, and (iii) there will be no further tax consequences when the restrictions lapse. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of grant. If a participant who has made such an election subsequently forfeits the shares, the participant will not be entitled to any deduction or loss.

As described above, CORUS is generally entitled to an income tax deduction for any compensation income taxed to participants in the Plan. Under Section 162(m) of the Code, however, unless the compensation meets the stockholder approval and other requirements of Section 162(m), CORUS would not be entitled to a deduction for compensation paid to certain covered executives to the extent the compensation paid to any such person exceeds $1 million. With respect to stock options and SARS (but not restricted stock awards) the Plan is designed to meet the requirements of Section 162(m).

PLAN BENEFITS.   The Plan is subject to stockholder approval at the Annual
Meeting. Following stockholder approval, the Committee may make awards, in its discretion, under the Plan. Awards made may not be indicative of awards for all of 1999 or awards in any fiscal year.

OTHER INFORMATION

Approval of the Plan will require the affirmative vote of the holders of shares of CORUS representing a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting, with the result that shares which abstain from voting would count as votes against the Plan and broker non-votes would have no effect on the outcome. Proxies not limited to the contrary will be voted for approval of the Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE CORUS BANKSHARES 1999 STOCK OPTION PLAN.

         PROPOSAL THREE: APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

On February 17, 1999, the Audit Committee and Board of Directors of CORUS recommended that the shareholders ratify Arthur Andersen LLP at the 1999 Annual Meeting as independent public accountants of CORUS for the year ending December 31, 1999.

One or more representatives of Arthur Andersen LLP will be present at the meeting and will have the opportunity to make a statement if they desire to do so. Arthur Andersen LLP representatives will be available to respond to appropriate questions that shareholders may have.

Audit fees for the current fiscal year are expected to be approximately $166,000 unless there are additional acquisitions by CORUS. Existing policy requires that all services furnished to CORUS by its independent public accountants be furnished at customary rates and terms.

                             EXECUTIVE COMPENSATION

The following table sets forth all cash compensation for services in all capacities to CORUS and its subsidiaries during the last three fiscal years by CORUS' Chairman of the Board and Chief Executive Officer and includes the five highest-paid executive officers, who were serving as executive officers at December 31, 1998, as measured by 1998 compensation levels.

                           SUMMARY COMPENSATION TABLE

-------------------------------------------------------------------------------------------------------------------------------
                                                                                    LONG-TERM COMPENSATION
                                                                            --------------------------------------
                                                ANNUAL COMPENSATION                   AWARDS             PAYOUTS
                                        ----------------------------------- --------------------------- ----------
            (A)                 (B)         (C)          (D)        (E)                        (G)         (H)
                                                                   OTHER         (F)       SECURITIES                  (I)
                                                                   ANNUAL    RESTRICTED    UNDERLYING               ALL OTHER
                                                                  COMPEN-       STOCK       OPTIONS/       LTIP      COMPEN-
     NAME AND PRINCIPAL                    SALARY       BONUS      SATION      AWARDS         SARS       PAYOUTS    SATION(1)
          POSITION              YEAR        ($)          ($)        ($)          ($)           (#)         ($)         ($)
-------------------------------------------------------------------------------------------------------------------------------
  Joseph C. Glickman            1998      150,000      250,000          0            0            0            0           0
  Chairman of the Board         1997      150,000      250,000          0            0            0            0           0
                                1996      150,000      250,000          0            0            0            0           0
-------------------------------------------------------------------------------------------------------------------------------
  Robert J. Glickman            1998      500,000      500,000          0            0            0            0           0
  President and CEO             1997      500,000      500,000          0            0            0            0           0
                                1996      450,000      500,000          0            0            0            0           0
-------------------------------------------------------------------------------------------------------------------------------
  David H. Johnson III          1998      235,000      130,000          0            0        6,000            0       1,500
  Executive Vice                1997      225,000      130,000          0            0        6,000            0         750
  President                     1996      200,000      130,000          0            0        6,000            0         750
-------------------------------------------------------------------------------------------------------------------------------
  Richard J. Koretz             1998      150,000      180,000          0            0        2,000            0       1,500
  Senior Vice                   1997      140,000      180,000          0            0        2,000            0         750
  President -- CORUS            1996      120,000      180,000          0            0        2,000            0         750
  BANK, N.A.
-------------------------------------------------------------------------------------------------------------------------------
  Michael G. Stein              1998      200,000      362,791          0            0            0            0       1,500
  Executive Vice                1997      150,000      791,263          0            0            0            0         750
  President -- CORUS            1996      120,000      431,551          0            0            0            0         750
  BANK, N.A
-------------------------------------------------------------------------------------------------------------------------------

(1) Represents 401(k) matching contributions.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table provides stock options granted in 1998 to the named executive officers.

------------------------------------------------------------------------------------------------------------------
                                        OPTION GRANTS IN LAST FISCAL YEAR
------------------------------------------------------------------------------------------------------------------
                                                                                             POTENTIAL REALIZABLE
                                                                                               VALUE AT ASSUMED
                                                                                               ANNUAL RATES OF
                                                                                                 STOCK PRICE
                                                                                               APPRECIATION FOR
                                     INDIVIDUAL GRANTS                                           OPTION TERM
------------------------------------------------------------------------------------------------------------------
          (A)                  (B)               (C)            (D)              (E)           (F)         (G)
                            NUMBER OF        % OF TOTAL
                            SECURITIES        OPTIONS/
                            UNDERLYING          SARS
                           OPTIONS/SARS      GRANTED TO     EXERCISE OR
                             GRANTED        EMPLOYEES IN     BASE PRICE      EXPIRATION
         NAME                  (#)              1998           ($/SH)           DATE          5% ($)     10% ($)
------------------------------------------------------------------------------------------------------------------
   Robert J. Glickman             0           N/A             N/A              N/A            N/A         N/A
------------------------------------------------------------------------------------------------------------------
   Michael G. Stein               0           N/A             N/A              N/A            N/A         N/A
------------------------------------------------------------------------------------------------------------------
   David H. Johnson III       6,000             13.23          37.88         11/30/2008      142,916     362,178
------------------------------------------------------------------------------------------------------------------
   Richard J. Koretz          2,000              4.41          37.88         11/30/2008       47,639     120,726
------------------------------------------------------------------------------------------------------------------
   Michael G. Stein               0           N/A             N/A              N/A            N/A         N/A
------------------------------------------------------------------------------------------------------------------

The options in the table above were granted November 18, 1998. The options vest 20% per year over a five-year period.

AGGREGATED OPTION/SAR EXERCISES AND YEAR-END VALUES

The following table summarizes stock options that were exercised by each of the named executives during 1998 and the number and value of stock options that were unexercised at December 31, 1998.

---------------------------------------------------------------------------------------------------------------------
              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES
---------------------------------------------------------------------------------------------------------------------
         (A)                  (B)               (C)                    (D)
                                                                    NUMBER OF                        (E)
                                                              SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                                   UNEXERCISED                  IN-THE MONEY
                                                                 OPTIONS/SARS AT               OPTIONS/SARS AT
                             SHARES                           DECEMBER 31, 1998 (#)         DECEMBER 31, 1998 ($)
                          ACQUIRED ON          VALUE               EXERCISABLE/                 EXERCISABLE/
         NAME             EXERCISE (#)      REALIZED ($)          UNEXERCISABLE                 UNEXERCISABLE
---------------------------------------------------------------------------------------------------------------------
   Joseph C. Glickman             0                0                         0/0                            0/0
---------------------------------------------------------------------------------------------------------------------
   Robert J. Glickman             0                0              230,000/20,000              4,015,000/260,000
---------------------------------------------------------------------------------------------------------------------
   David H. Johnson               0                0               12,800/17,200                 134,020/44,740
      III
---------------------------------------------------------------------------------------------------------------------
   Richard J. Koretz              0                0                 5,600/6,400                  60,800/23,980
---------------------------------------------------------------------------------------------------------------------
   Michael G. Stein               0                0                   3,200/800                  43,520/10,880
---------------------------------------------------------------------------------------------------------------------

The numbers and amounts in the preceding table represent non-qualified stock options. There have been no SARs or incentive stock options granted since the inception of the Plan to date.

LONG-TERM INCENTIVE PLAN AWARDS TABLE

                                                 PERFORMANCE OR       ESTIMATED MAXIMUM FUTURE
                                               OTHER PERIOD UNTIL     PAYOUTS UNDER NON-STOCK
NAME                                          MATURATION OR PAYOUT       PRICE-BASED PLANS
----                                          --------------------    ------------------------
Michael G. Stein                                    3 years(1)                $685,658(2)

The long-term incentive awards detailed in the above table relate to the CORUS BANK, N.A. Bonus Program for the Commercial Loan Officers (the "CLO Bonus Program"). The adoption of the CLO Bonus Program was approved by CORUS' shareholders at CORUS' May 20, 1998 annual shareholder meeting.

The purpose of the CLO Bonus Program is to reward commercial loan officers for new business development on the basis of each officer's loan volume generation, the potential profitability and the loan loss experience of such officer's loan portfolio, thereby more closely aligning the goals of the loan officers with the interests of CORUS and its shareholders. The CLO Bonus Program is also intended to help attract and retain qualified loan officers. All commercial loan officers of Corus Bank are eligible to participate in the CLO Bonus Program. Currently there are approximately 15 officers of CORUS eligible to participate, including Michael G. Stein.

The CLO Bonus Program provides for deferred payment of a portion of annual commercial loan officer bonuses, which are calculated in accordance with the formula set forth in the CLO Bonus Program, and permits participants to elect to receive deferred payments either in the form of a note payable or shares of CORUS' Common Stock. In addition, those electing to receive shares would be entitled to receive a cash payment at the end of the deferral period equal to the amount of dividends that would have been paid during the deferral period on that number of shares actually received. The deferred bonus amounts generally become payable at the end of a three-year deferral period and are subject to reduction during such period in the event of certain circumstances relating to loan losses and nonperforming loans.

(1) The deferral period may be, under certain circumstances, extended beyond the original 3 year term by the administrator of the CLO Bonus Program, CORUS' CEO Robert J. Glickman.

(2) The deferred bonus is subject to reduction in the event of loan losses prior to the expiration of the deferral period under certain circumstances as described above (e.g., losses on any loans which are used in calculating bonuses under the CLO Bonus Program). Mr. Stein elected to have his deferred bonus deferred in the form of 20,316 shares of CORUS Common Stock. The 20,316 figure was arrived at by dividing the deferred bonus of $685,658 by CORUS' Common Stock price of $33.75 at December 15, 1998 (the date prescribed in the CLO Bonus Program for deferral calculations). As Mr. Stein has elected to have his deferred bonus deferred in the form of Corus stock, the amount ultimately paid to Mr. Stein will depend upon both the price of Corus stock at the time of payout and any losses, on loans which are used in calculating bonuses for Mr. Stein under the CLO Bonus Program, that occur between the time of deferral and the ultimate payout of the deferred bonus.

BENEFIT PLANS

Upon attainment of normal retirement date, a participant is entitled to receive a monthly benefit for life equal to 22.5% of final monthly average compensation up to covered compensation, plus 37.5% of such participant's final monthly compensation in excess of covered compensation, decreased proportionately for less than 30 years of credited service. The maximum level of annual compensation for computing retirement benefits in both 1998 and 1997 was $160,000. An employee is vested in the plan after five years of service. J.C. Glickman does not participate in this plan.

The following table has built in reasonable increases in compensation on the existing salary ranges up to a maximum final average compensation level of $200,000, indexed for the respective years and sets forth the estimated annual benefits payable upon retirement at age 65 for the specified compensation and years of service. The pension benefits are on the basis of a straight life annuity and are not reduced for social security or other benefits received by participants. Annual pension benefits remain fixed after 30 years of service.

------------------------------------------------------------------------------------------------------------------------------
                                                                  YEARS OF SERVICE
    FINAL AVERAGE     --------------------------------------------------------------------------------------------------------
  COMPENSATION (1)             10                   15                   20                   25                   30
------------------------------------------------------------------------------------------------------------------------------
      $125,000              $12,745              $19,118              $25,490              $31,863              $38,235
------------------------------------------------------------------------------------------------------------------------------
       150,000               15,870               23,805               31,740               39,675               47,610
------------------------------------------------------------------------------------------------------------------------------
       175,000               17,120               25,680               34,240               42,800               51,360
------------------------------------------------------------------------------------------------------------------------------
       200,000               17,120               25,680               34,240               42,800               51,360
------------------------------------------------------------------------------------------------------------------------------

(1) The average annual compensation includes the participant's salary and bonus. Robert J. Glickman, David H. Johnson III, Richard J. Koretz and Michael G. Stein all had salary and bonus in excess of $160,000, and as such, are covered only up to the maximum average compensation of $160,000. Joseph C. Glickman is not covered under CORUS' retirement plan.

The years of credited service as of December 31, 1998 for the individuals in the cash compensation table are as follows: Robert J. Glickman, 29.0 years; David H. Johnson III, 7.0 years; Richard J. Koretz, 7.0 years; and, Michael G. Stein, 7.5 years.

The CORUS BANKSHARES Employees' Savings Plan & Trust ("the 401(k) Plan") is a defined contribution plan which is offered to employees who have completed one year of service and who are at least 21 years in age. Under the 401(k) Plan an employee may contribute up to 15% of compensation, not to exceed $10,000 in 1998, into a retirement investment program. Employees are vested in the matching contributions and the interest thereon after five years of credited service in the 401(k) Plan. In 1998, CORUS matched 20% of pretax contributions to a maximum contribution of $1,500 per person. Matching contributions for D.H. Johnson III, R.J. Koretz and M.G. Stein were $1,500 per person in 1998. J.C. Glickman and R.J. Glickman did not participate in CORUS' 401(k) Plan in 1998.

R.J. Glickman, D.H. Johnson III, R.J. Koretz and M.G. Stein are covered under the medical and dental insurance plans offered by CORUS to all of its full-time employees.

COMPENSATION OF DIRECTORS

No fees were paid to J.C. Glickman and R.J. Glickman for directors or committee meetings in 1998. All other directors were paid $3,500 per Board of Directors meeting attended for the first two meetings of 1998 and $4,000 per Board of Directors meeting attended for the last two meetings of 1998. Directors Horn, Levitt and Lubeznik were paid $1,000 per audit committee meeting attended in 1998.

CHANGE-IN-CONTROL AGREEMENTS

CORUS currently has Change-In-Control Employment Agreements ("Agreements") with Messrs. D.H. Johnson III, R.J. Koretz, M.G. Stein and five other executive officers ("Covered Executives") not named in the Summary Compensation Table. The purpose of the Agreements is to provide severance compensation to each covered executive officer in the event of the voluntary or involuntary termination after a change in control of CORUS. "Change-in-Control" generally occurs on the date when an individual, corporation or partnership (with certain exceptions) becomes a beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of the stock of CORUS representing 50% or more of the total voting power of CORUS' then outstanding stock. Neither J.C. Glickman nor R.J. Glickman have change-in-control agreements.

Compensation provided to the Covered Executives would be in the form of a lump sum payment equal to (1) 150%-300% of the Covered Executive's annual base salary if that person resigns for good reason or if that person is terminated by CORUS (other than for cause) plus a proration of any prior year's bonus paid, or any bonus paid in the year before the Change-in-Control, if greater, for the amount of time employed in the year of termination, or (2) 75%-150% of the Covered Executive's annual base salary if the executive initiates termination during the 30-day period following the first anniversary of the change in control. "Good reason" means (i) any failure by CORUS to comply with the provisions of the Agreement relating to compensation and benefits, or (ii) CORUS' relocation of the executive's principal job location to a location, other than CORUS' headquarters on the date of the Change-in-Control, more than 35 miles from his principal job location on the date of the Change-in-Control. However, no severance compensation is due the Covered Executive if employment is terminated for cause. Additionally, no severance compensation would be due after the death of a Covered Executive. In the event the Covered Executive obtains other employment prior to the first anniversary of the date of his termination of employment with CORUS, he shall repay CORUS an amount equal to 50% of any compensation received from such employment during the twelve month period following termination from CORUS but not more than the lump sum payment, if any, received by the Covered Executive. Additionally, severance payments will be reduced and/or eliminated if the payments are prohibited by any banking regulations.

The term of all of the Agreements expire on January 31, 2000; provided, however, that on such date and on each January 31st thereafter, the term of the Agreements shall automatically be extended for one additional year unless, not later than thirty days prior to the expiration of the term, either party shall have given notice that such party does not wish to extend the term. Further, if a Change-in-Control shall have occurred during the original or any extended term of the Agreements, the term of the Agreements shall continue for a period of thirty-six calendar months beyond the calendar month in which such Change-in-Control occurs.

REPORT ON REPRICING OF OPTIONS/SARS

At no time during the fiscal year ended December 31, 1998 did CORUS adjust or amend the exercise price of existing stock options or SARs.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

CORUS' entire Board of Directors participates in determining executive officer compensation and, therefore, CORUS has no compensation committee. J.C. Glickman and R.J. Glickman abstain from votes of the CORUS Board of Directors regarding their compensation as officers of CORUS. CORUS' Board of Directors had no compensation committee interlocks with any other entity. In the case of the 1999 Stock Option Plan, only the Stock Option Committee will make awards under the Plan.

BOARD REPORT ON EXECUTIVE COMPENSATION

OVERALL COMPENSATION PHILOSOPHY

CORUS' executive compensation objective is to link compensation with corporate and individual performance in a manner which, recognizing the marketplace practices of other bank holding companies, will retain and attract executives who can achieve the short and long term goals of CORUS. The policy is to provide for competitive base salaries which reflect individual levels of responsibility and performance, annual bonuses based upon achievement of annual corporate performance, and awards of stock-based incentive opportunities. The combined result is a strengthening of the mutuality of interest in CORUS' long-term performance between its executive officers and CORUS' shareholders.

TIMING OF THE BOARD OF DIRECTOR COMPENSATION REVIEW

The Board of Directors (the "Board") awarded 1998 bonuses at its November 18, 1998 meeting and set 1998 base salaries at its November 19, 1997 meeting. This report is based upon the decisions made at those meetings. To the extent that specific performance factors were discussed, the Board considered CORUS' actual performance for the nine months ended September 30, 1998 and projections for the entire fiscal year.

CORUS' entire Board participates in determining executive officer compensation. CORUS does not have a separate compensation committee. In the case of the proposed 1999 Stock Option Plan, only the Stock Option Committee will act.

PEER GROUP COMPARISONS

At various stages of this report, the members of the Board assess CORUS' performance relative to its peer publicly traded bank holding companies ranging in size of $2 to $5 billion in the current year and over time. This peer group is the appropriate group to utilize when assessing comparative performance factors and the peer group is a subset of the NASDAQ BANK STOCKS indices used in the performance graph on page 20.

BASE SALARIES

A base salary has been established for each executive officer. These base salaries are established in relation to the external marketplace and internal factors including but not limited to the following factors: (1) the compensation history of the individual officer, (2) the individual's years of experience with CORUS and in the industry, (3) the performance and contribution of the officer relative to their job responsibility, (4) the achievement of certain financial performance ratios as they relate to the respective executive officers' job responsibilities (see specific factors discussed in relation to the CEO in the "CEO Compensation" section below), and (5) the current financial condition of CORUS.

Additionally, the Board also considers various qualitative factors including, but not limited to, knowledge of the banking industry, the ability to recruit and build a management team, commitment and dedication, and entrepreneurial spirit. As a matter of policy, the Board does not assign weights to the factors above for any of its executive officers due to the belief that the evaluation and awarding of compensation to the executive officer group cannot be simplified to a mathematical computation. As such, the compensation policy used by the Board to set base salaries is considered subjective.

BONUSES

Executives may earn cash bonuses on an annual basis (the "Bonus Program"). The Bonus Program is designed to promote a pay-for-performance philosophy by placing a significant portion of total compensation "at risk" while rewarding outstanding performance or achievement. The Board considers the achievements of each executive officer for that year. The achievements may be quantitative or qualitative. Qualitative factors include but are not limited to commitment, dedication, or a demonstration of the entrepreneurial spirit. The Board is of the opinion that CORUS is still small enough an organization to know what contribution an executive officer has made in a given year.

STOCK OPTIONS

Until shareholder approval of the 1999 Stock Option Plan, CORUS may continue to grant stock options pursuant to the 1990 Stock Option Plan, which was approved by the shareholders in 1991. In 1998, D.H. Johnson III and R.J. Koretz were granted 6,000 and 2,000 stock options, respectively. No other named executives were granted options during 1998. All named executive officers presently hold stock options, except for J.C. Glickman who does not participate in CORUS' 1990 Stock Option Plan. The Board felt that the present level of options, after consideration of the 1998 grants, was appropriate. Upon approval of the 1999 Stock Option Plan, the Stock Option Committee may grant awards under that Plan.

The Stock Option Committee will not assign specific company or individual objectives when evaluating the awarding of stock options for the CEO or its other executive officers; and, as such, the compensation policies used by the Stock Option Committee when determining stock option awards will be considered subjective.

COMMERCIAL LOAN OFFICER BONUS PROGRAM

As cited, CORUS also has the CORUS BANK, N.A. CLO Bonus Program. The purpose of the CLO Bonus Program is to reward commercial loan officers for new business development on the basis of each officer's loan volume generation, the potential profitability and the loan loss experience of such officer's loan portfolio, thereby more closely aligning the goals of the loan officers with the interests of CORUS and its shareholders. The CLO Bonus Program is also intended to help attract and retain qualified loan officers. All commercial loan officers of Corus Bank are eligible to participate in the CLO Bonus Program. Currently there are approximately 15 officers of CORUS eligible to participate, including Michael G. Stein.

CEO COMPENSATION

The factors discussed above in the "Base Salary" section are the basis for determining the base salary level of the CEO, Mr. Robert J. Glickman. Mr. Glickman's salary did not change from 1997 to 1998.

The 1998 bonus amount to the CEO was based on his leadership in attaining, among other criteria, the following:

       (1) For the nine months ended September 30, 1998, CORUS' 1998 return on average assets and return on average equity were 1.69% and 13.72%, respectively. At the November, 1998 Board meeting, the members considered these actual performance factors along with annual projections which indicated similar ratios for the entire fiscal year. By comparison, our peer group had performance ratios of approximately 1.24% and 14.10%, respectively, for the same period in 1998. These two performance measures traditionally have placed CORUS near the top of its peer group.

       (2) CORUS' efficiency ratio for the first nine months of 1998 was approximately 41%, whereas our peer group experienced an efficiency ratio of approximately 59%. The efficiency ratio is a banking industry measure which is calculated by dividing noninterest expenses less goodwill amortization by the sum of noninterest income (net of security gains) and fully tax-equivalent net interest income. A ratio of less than 50% is generally considered excellent in the banking industry. As such, CORUS' ratio in 1998 continues to be considered outstanding by the Board.

       (3) The Board noted the success of the investment in the bank stock portfolio. It was noted that the idea of creating a bank stock portfolio was the CEO's. It was also noted that the CEO was in charge of all investment decisions related to this stock portfolio. At November 6, 1998, the unrealized gains in the portfolio were $61 million and the realized gains, since inception of the portfolio in mid 1994, were over $21 million. While the unrealized gains are not included in net income until the securities are sold, they represent an economic gain to shareholders. In addition, these unrealized gains had the effect of lowering the performance ratios mentioned in item (1) above as the unrealized gains are excluded from net income, but are included in shareholders' equity, net of tax. Successful management and prudent deployment of capital enabled management to generate an outstanding return on this portfolio.

       (4) Over the past five years, the total return of CORUS' stock has not performed as well as the NASDAQ STOCK MARKET index and the NASDAQ BANK STOCK index as reflected in the performance graph on page 20. However, the related appreciation of CORUS' stock price over the past five-year period equates to a gain to its shareholders in excess of $184 million. The Board believes that CORUS is well positioned for future growth and stock price appreciation.

       (5) The members of the Board have determined that R.J. Glickman is a person with extreme dedication to the success of CORUS and has exhibited such dedication through his entrepreneurial spirit, hard work ethic, knowledge of the banking industry and his ability to recruit a management team with the same characteristics.

TAX CONSIDERATIONS

The Board has considered the provisions of Section 162(m) of the Internal Revenue Code which, except in the case of "performance-based compensation" and certain other types of compensation, limit to $1,000,000 the amount of CORUS' federal income tax deduction for compensation paid to any of the chief executive officer and the other four most highly paid executive officers. The Board believes that CORUS' current compensation arrangements, which are primarily based upon performance measures expected to be reflected in increasing stockholder value over time, should not be altered to artificially maintain or reduce executive compensation at or below the deduction limit specified in
Section 162(m). However, in order to maximize CORUS' corporate tax deduction, it is the Board's policy to administer executive compensation in conformance with the provisions of Section 162(m), except where, in the Board's judgment, the interest of CORUS and its stockholders are better served by a different approach.

CONCLUSION

The Board believes the executive officers' individual compensation programs discussed in this report are designed in a manner which is consistent with CORUS' overall compensation philosophy. As such, the compensation provided to CORUS' CEO, Mr. R. J. Glickman, and to the other executive officers is deemed appropriate.

                                     JOSEPH C. GLICKMAN
                                     ROBERT J. GLICKMAN
                                     STEVEN D. FIFIELD
                                     KARL H. HORN
                                     MICHAEL LEVITT
                                     RODNEY D. LUBEZNIK
                                     MICHAEL TANG
                                     WILLIAM H. WENDT, III

PERFORMANCE GRAPH

The performance graph on the following page compares the yearly percentage change in CORUS' cumulative shareholder return on common stock compared with the cumulative total return on composites of 1) all NASDAQ stocks for United States companies (broad market index) and 2) all NASDAQ bank stocks (peer group index) over the last five years. Cumulative shareholder return is computed by dividing the sum of the cumulative amount of dividends for the measurement period and the difference between the registrant's share price at the end and beginning of the measurement period by the share price at the beginning of the measurement period. The NASDAQ Stock Market for United States Companies index comprises all domestic common shares traded on the NASDAQ National Market and the NASDAQ Small-Cap Market. The NASDAQ Bank Stocks index comprises all banks traded on the NASDAQ National Market and NASDAQ Small-Cap Market.

The following graph compares the five year cumulative total return of CORUS' common stock with the Nasdaq Stock Market (U.S.) and the Nasdaq Bank Stocks indices. The return assumes a $100 investment made on December 31, 1993 and the reinvestment of all dividends.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
             CORUS BANKSHARES, INC., NASDAQ STOCK MARKET (U.S.) AND
                               NASDAQ BANK STOCKS
                                      LOGO

                                       DOLLAR VALUE OF INVESTMENT AT DECEMBER 31
                                      --------------------------------------------
                                      1993    1994    1995    1996    1997    1998
                                      ----    ----    ----    ----    ----    ----
Nasdaq Stock Market (US)              $100    $ 98    $138    $170    $209    $293
Nasdaq Bank Stocks                     100     100     148     196     328     325
CORUS BANKSHARES, INC.                 100      88     140     180     224     186

TRANSACTIONS WITH MANAGEMENT AND OTHERS

Certain Directors and Executive Officers are, at present, customers of CORUS' subsidiary bank and have transactions with the bank in the ordinary course of business. Such transactions have been and will continue to be on the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with other persons. Such transactions did not, and will not, involve more than the normal risk of collectability nor present other unfavorable features.

SECTION 16 FILINGS

Section 16 of the Securities Exchange Act requires directors, certain officers and certain other owners to periodically file notices of changes in beneficial ownership of Common Stock with the Securities and Exchange Commission. To the best of CORUS' knowledge, during 1998 all required filings were submitted in a timely manner.

                                FUTURE PROPOSALS

Shareholders' proposals intended to be included in the Proxy statement and Form of Proxy Card for CORUS' 2000 Annual Meeting, including nominees for director to be considered by the Nominating Committee, in accordance with SEC Rule 14a-8, must be received in writing by the Secretary of CORUS no later than November 24, 1999, in order to be considered for inclusion in the proxy material for that meeting.

A stockholder that intends to present business at the 2000 Annual Meeting other than pursuant to Rule 14a-8 must comply with the requirements set forth in Rule 14a-4(c). Among other things, to bring business before an annual meeting, a stockholder must give written notice thereof to the Company not later than 45 days prior to the anniversary date of the immediately preceding annual meeting of the stockholders. Therefore, because the Company anticipates holding its 1999 annual meeting on April 28, 1999, the Company must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 no later than March 15, 2000.

                                 OTHER BUSINESS

CORUS is unaware of any other matter to be acted upon at the meeting for shareholder vote. In case of any matter properly coming before the meeting for shareholder vote, the proxy holders named in the proxy accompanying this statement shall vote them in accordance with their best judgment.

By order of the Board of Directors,

                                   JAMES KOLOVAS SIG.
                                            James Kolovos
                                            Secretary

March 17, 1999

                                   EXHIBIT A

                             CORUS BANKSHARES, INC.
                             1999 STOCK OPTION PLAN

ARTICLE 1. ESTABLISHMENT, PURPOSE, AND EFFECTIVE DATE OF PLAN

1.1 Establishment of the Plan. CORUS BANKSHARES, INC. (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "1999 Stock Option Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of incentive stock options, nonqualified stock options, stock appreciation rights, and restricted stock to Key Employees. Subject to ratification by a majority of the shareholders of the Company at the Company's 1999 annual meeting of its Shareholders, the Plan shall become effective as of February 17, 1999 (the "Effective Date"), and shall remain in effect as provided in Section 1.3 herein. Awards may be granted hereunder on or after the Effective Date, but in no event be exercisable or payable to a Participant prior to such stockholder approval; and, if such approval is not obtained within twelve (12) months after the Effective Date, such awards shall be of no force and effect.

1.2 Purpose of the Plan. The purpose of the Plan is to promote the success of the Company by providing incentives to Key Employees that will link their personal interests to the long-term financial success of the Company and to the growth in shareholder value. The Plan is intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Key Employees upon whose judgment, interest, and special effort the successful conduct of its operation is largely dependent.

1.3 Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1. herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to
Article 12, until all Stock subject to it shall have been purchased or acquired according to the provisions herein. However, in no event may an Award be granted under the Plan on or after the tenth (10th) anniversary of the Plan's Effective Date.

ARTICLE 2. DEFINITIONS AND CONSTRUCTION

2.1 Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

     (a) "Award" means, individually or collectively, a grant under this Plan of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights or Restricted Stock.

     (b) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (c) "Board" or "Board of Directors" means the Board of Directors of the Company.

     (d) "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

        (i) a change in the ownership of fifty percent (50%) or more of the Corporation's outstanding common stock, within a twelve month period; or,

        (ii) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Stock outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the Voting Stock or the voting securities of such surviving entity outstanding immediately after such merger or consolidation, or

        (iii) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

        However, in no event shall a Change in Control be deemed to have occurred, with respect to a Participant, if the Participant is part of a purchasing group which consummates the Change in Control transaction. The Participant shall be deemed "part of a purchasing group . . ." for purposes of the preceding sentence if the Participant is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (a) passive ownership of less than 5% of the Stock of the purchasing company or (b) ownership of equity participation in the purchasing company or group which is otherwise not deemed to be significant, as determined prior to the Change in Control by a majority of the nonemployee continuing directors). The Board has final authority to determine the exact date on which a change in control has been deemed to have occurred under (i),
        (ii), and (iii) above.

     (e)   "Cause" means:

        (i)   misappropriation of any funds or property of the Corporation; or

        (ii) attempting to obtain any personal profit from any transaction in which the Participant has a personal financial interest, unless the Participant shall have first obtained the consent of the Board of Directors; or

        (iii) material neglect or refusal to perform the duties reasonably assigned to the Participant, or (iv) participating in a course of conduct which is injurious to the reputation of the Company or its subsidiaries; or

        (v)   being convicted of a felony; or

        (vi)  being adjudicated a bankrupt, or

        (vii) suspension due to the direction of any authorized bank regulatory agency.

     (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (g) "Committee" means the Stock Option Committee of the Board, or any other committee appointed by the Board to administer the Plan pursuant to Article 3 herein.

     (h) "Company" means CORUS BANKSHARES, INC., a bank holding corporation or any successor thereto as provided in Article 15 herein.

     (i) "Disability" means a permanent and total disability as determined by the Committee in good faith, upon receipt of sufficient competent medical advice.

     (j) "Fair Market Value" on a specified date means the average of the bid and asked closing prices at which one Share is traded on the over-the-counter market on that date, as reported on the National Association of Securities Dealers Automated Quotation system ("NASDAQ"), or the closing price at which a Share is listed if listed as a national market security on NASDAQ or on a national securities exchange on which Shares are primarily traded; but if no Shares were traded on such date, then on the last previous date on which a Share was so traded, or if none of the above is applicable, the value of a Share as established by the Committee for such date using any reasonable method of valuation.

     (k)  "Incentive Stock Option" or "ISO" means an Option, granted under
          Article 6 herein, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422(b) of the Code.

     (l) "Key Employee" means an employee of the Company or one of its Subsidiaries, including an employee who is an officer or a director of the Company or one of its Subsidiaries, who, in the opinion of members of the Committee, can contribute significantly to the growth and profitability of the Company. "Key Employee" also may include those employees, identified by the Committee, in situations concerning extraordinary performance, promotion, retention, or recruitment. The granting of an Award under this Plan shall be deemed a determination by the Committee that such employee is a Key Employee.

     (m)  "Nonqualified Stock Option" or "NSO" means an Option, granted under
          Article 6 herein, which is not intended to be an Incentive Stock
          Option.

     (n) "Option" means an Incentive Stock Option or a Nonqualified Stock Option. Subject to the terms and conditions of the Plan (including but not limited to Section 6.12) and of the relevant Option agreement, the grant of an Option entitles the Participant to purchase Shares at an Exercise Price established by the Committee.

     (o) "Participant" means a Key Employee of the Company who has been granted an Award under the Plan.

     (p) "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is restricted, during which the Participant is subject to a substantial risk of forfeiture, pursuant to Article 8 herein.

     (q) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a group as defined in Section 13(d).

     (r) "Plan" means the CORUS BANKSHARES, INC. 1999 Stock Option Plan, as herein described.

     (s) "Restricted Stock" means a Stock Award granted to a Participant pursuant to Article 8 herein.

     (t)   "Stock" or "Shares" means the common stock of the Company.

     (u) "Stock Appreciation Right" and "SAR" mean the right to receive a payment from the Company equal to the excess of the Fair Market Value of a share of Stock at the date of exercise over a specified price fixed by the Committee, which shall not be less than 100% of the Fair Market Value of the Stock on the date of grant.

     (v) Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations, other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

2.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3. ADMINISTRATION

3.1 The Committee. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") consisting of not less than two directors who shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. Each member of the Committee shall be a "non-employee director" for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 and an "outside director" for purposes of Code Section 162(m) and the regulations thereunder.

3.2 Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full power to construe and interpret the Plan; to establish, amend or waive rules and regulations for its administration; to make all other determinations that may be necessary or advisable for the administration of the Plan; to accelerate the exercisability of any Award or the end of a Period of Restriction or the termination of any Award Agreement, or any other instrument relating to an Award under the Plan; and (subject to the provisions of Article 12 herein) to amend the terms and conditions of any outstanding Option, or Restricted Stock Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Notwithstanding the foregoing, no action of the Committee may, without the consent of the person or persons entitled to exercise any outstanding Option or to receive payment of any other outstanding Award, adversely affect the rights of such person or persons.

3.3 Selection of Participants. The Committee shall have the authority to grant Awards under the Plan, from time to time, to such Key Employees (including officers and directors who are employees) as may be selected by it, in its discretion and to determine the time or times of receipt, to determine the types of Awards, and the number of Shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions and all other terms, conditions and provisions of such Awards. The Committee shall select Participants from among those whom they have identified as being Key Employees.

3.4 Decisions Binding. All interpretations, determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, stockholders, Employees, Participants and their estates and beneficiaries.

3.5 Delegation of Certain Responsibilities. The Committee may, in its sole discretion, delegate to appropriate officers of the Company the administration of the Plan under this Article 3, provided that the Committee may not delegate its authority to correct errors, omissions or inconsistencies in the Plan. All authority delegated by the Committee under this Section 3.5 shall be exercised in accordance with the provisions of the Plan and any guidelines for the exercise of such authority that may from time to time be established by the Committee.

3.6 Procedures of the Committee. All determinations of the Committee shall be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a quorum is present. A majority of the entire Committee shall constitute a quorum for the transaction of business. Any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if a unanimous written consent, which sets forth the action, is signed by each member of the Committee and filed with the minutes for proceedings of the Committee. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his or her other services on the Committee. Service on the Committee shall constitute service as a director of the Company so that members of the Committee shall be entitled to indemnification (as provided in Article 14 herein), and limitation of liability and reimbursement with respect to their services as members of the Committee to the same extent as for services as directors of the Company.

3.7 Award Agreements. Each Award under the Plan shall be evidenced by an award agreement which shall be signed by an officer of the Company and by the Participant, and shall contain such terms and conditions as may be approved by the Committee, which need not be the same in all cases. Any award agreement may be supplemented or amended in writing from time to time as approved by the Committee, provided that the terms of such agreements as amended or supplemented, as well as the terms of the original award agreement, are not inconsistent with the provisions of the Plan.

Nothing contained in the Plan or any resolutions adopted or to be adopted by the Board of Directors or by the stockholders of the Company shall constitute the granting of an Award under the Plan. An Employee who receives an Award under the Plan will not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, unless and until such Employee has executed an award agreement or other instrument evidencing the Award and shall have delivered an executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of the Award.

3.8 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

3.9 Information to be Furnished to the Committee. The Company shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company as to an Employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

ARTICLE 4. STOCK SUBJECT TO THE PLAN

4.1 The Shares with respect to which Awards may be made under the Plan shall be Shares currently authorized but unissued.

4.2 Subject to the following provisions of this subsection 4.2, the maximum number of Shares that may be granted to Participants and their beneficiaries under the Plan shall be 1,000,000 Shares.

     (a) To the extent provided by the Committee, any Award may be settled in cash rather than Stock. To the extent any Shares covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited, terminated, lapses or expires, or the Shares are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such Shares shall nevertheless be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

     (b) If the exercise price of any stock option granted under the Plan or any Prior Plan is satisfied by tendering Shares to the Company pursuant to Section 6.6(b), the total number of Shares issued shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

     (c) Subject to paragraph 4.2(d), the following additional maximums are imposed under the Plan.

        (i) The maximum number of Shares that may be issued by Options intended to be ISOs shall be 100,000 Shares.

        (ii) The maximum number of Shares that may be covered by Awards granted to any one individual pursuant to Article 6 and Article 7 (relating to Options and SARs) shall be 250,000 Shares during any one calendar-year period. To the extent required by Section 162(m) of the Code and so long as 162(m) is applicable to persons eligible to participate in the Plan, Shares of Stock subject to the foregoing limit with respect to which the related Award is terminated, surrendered or canceled shall not again be available for grant under this limit.

        (iii) The maximum number of Shares that may be issued in conjunction with Awards granted pursuant to Article 8 (relating to Other Stock Awards) shall be 100,000 Shares.

     (d) Adjustments in Authorized Shares. In the event of any merger, reorganization, split-up, spin-off, consolidation, recapitalization, separation, liquidation, extraordinary cash dividend, Stock dividend, Stock split, share combination, exchange of shares, or other change in the corporate structure of the Company affecting the Stock, such adjustment shall be made in the number and class of Shares which may be granted and delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Options, SARs and Restricted Stock Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; and
        provided that the number of Shares subject to any Award shall always be a whole number. Any adjustment of an Incentive Stock Option under this paragraph shall be made in such a manner so as not to constitute a "modification" within the meaning of Section 424(h)(3) of the Code.

4.3. General Restrictions. Delivery of Shares or other amounts under the Plan shall be subject to the following:

     (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

     (b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected in the discretion of the Committee on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

4.4. Grant and Use of Awards. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company). Subject to the overall limitation on the number of Shares that may be delivered under the Plan, the Committee may use available Shares in the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company, including the plans and arrangements of the Company assumed in business combinations.

4.5. Settlement and Payments. Awards may be settled through cash payments, the delivery of Shares, the granting of replacement Awards, or combination thereof as the Committee shall determine. Any Award settlement, may be subject to such conditions, restrictions and contingencies as the Committee shall determine.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

5.1 Eligibility. Persons eligible to participate in this Plan include all employees of the Company or a Subsidiary who, in the opinion of members of the Committee, are Key Employees. "Key Employees" may include employees who are members of the Board, but may not include directors who are not full-time employees.

5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may from time to time select from Key Employees, those to whom Awards shall be granted and determine the nature and amount of each Award. No employee shall have any right to be granted an Award under this Plan.

ARTICLE 6. STOCK OPTIONS

6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Key Employees at anytime and from time to time as shall be determined by the Committee. Subject to

Article 4, the Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant. The Committee may grant any type of option to purchase Stock that is permitted by law at the time of grant including, but not limited to, ISOs and NSOs. However, no employee may receive an Award of Incentive Stock Options that are first exercisable during any calendar year to the extent that the aggregate Fair Market Value of the Stock (determined at the time the options are granted) exceeds $100,000. Nothing in this Article 6 shall be deemed to prevent the grant of NSOs in excess of the maximum established by Section 422(d) of the Code.

6.2 Option Agreement. Each Option grant shall be evidenced by an Option agreement that shall specify the type of Option granted, the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, and such other terms and provisions as the Committee shall determine. The Option agreement shall specify whether the Option is intended to be an Incentive Stock Option within the meaning of Section 422(b) of the Code, or a Nonqualified Stock Option whose grant is intended not to fall under the Code provisions of Section 422(b). Unless otherwise expressly provided at the time of grant, Options granted under the Plan will be NSOs.

6.3 Exercise Price. The "Exercise Price" of each Option and SAR granted under this Article 6 and Article 7 shall be established by the Committee or shall be determined by a method established by the Committee at the time that the Option or SAR is granted; except that the Exercise Price shall not be less than 100% of the Fair Market Value of a Share on the date of grant.

An Incentive Stock Option granted to an Employee who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) Stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company, shall have an exercise price which is at least 110% of the Fair Market Value of the Stock subject to the Option.

6.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant provided, however, that (i) subject to clause, (ii) no ISO shall be exercisable later than the tenth (10th) anniversary date of its grant; and (ii) in the case of an individual described in the second paragraph of Section 6.3, no ISO shall be exercisable later than the fifth (5th) anniversary date of its grant.

6.5 Exercise of Options. Options granted under the Plan shall be exercisable, on such terms and conditions and during such periods as the Committee shall in each instance establish, which need not be the same for all Participants.

6.6 Payment. Options shall be exercised by the delivery of a written notice to the Company setting forth the number of Shares of Stock with respect to which the Option is to be exercised, accompanied by full payment for the Shares, subject to the following:

     (a) the full Exercise Price for Shares purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph (c), payment may be made as soon as practicable after the exercise).

     (b) The Exercise Price shall be payable in cash or, if permitted by the Committee, by tendering, by either actual delivery of Shares or by attestation, Shares acceptable to the Committee in its discretion, and valued at Fair Market Value as of the day of exercise, or in any combination of cash and shares thereof, as determined and permitted by the Committee.

     (c) The Committee may, in its discretion, permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell Shares (or a sufficient portion of the Shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes.

As soon as practicable, after receipt of written notification and payment, the Company shall deliver to the Participant Stock certificates in an appropriate amount based upon the number of Options exercised, issued in the Participant's name.

Notwithstanding the foregoing, the Committee may permit the Participant to defer the delivery of such shares on such terms and conditions as the Committee shall establish.

6.7 Restrictions on Stock Transferability. The Committee shall impose such restrictions on any Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of any stock exchange upon which such Stock is then listed and under any blue sky or state securities laws applicable to such Shares.

6.8 Termination of Employment Due to Death or Disability. In the event the employment of a Participant is terminated by reason of death, any outstanding Options shall become 100% vested and immediately exercisable at any time prior to the expiration date of the Options or within 90 days after such date of termination of employment, whichever period is shorter, by such person or persons as shall have acquired the Participant's rights under the Option by will or by the laws of descent and distribution. In the event the employment of a Participant is terminated by reason of Disability, any outstanding Options shall become 100% vested and immediately exercisable at any time prior to the expiration date of the Options or within 90 days after such date of termination of employment, whichever period is shorter. In the case of Incentive Stock Options, the favorable tax treatment prescribed under Section 422(b) of the Internal Revenue Code of 1986, as amended may not be available if the options are not exercised within the Section 422(b) prescribed time period after termination of employment for death, disability, or retirement.

6.9 Termination of Employment for Other Reasons. If the employment of a Participant shall terminate for any reason other than death, disability or for Cause, all outstanding Options that have not become vested and exercisable as of his date of termination shall terminate immediately on that date. All outstanding Options that have become vested and exercisable as of his date of termination shall terminate one month after such date of termination. In its sole discretion, the Committee may extend the exercisability of any outstanding Option that was vested and exercisable as of his date of termination for up to 90 days, but in no event beyond the expiration date of the Option.

If the employment of a Participant shall terminate for Cause, rights under all outstanding Options shall be immediately terminated upon termination of employment.

6.10 Nontransferability of Options. Except as otherwise provided by the Committee in the applicable Option agreement, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Unless otherwise determined by the Committee in accordance with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of a Participant only by the Participant or during the period that the Participant is under a legal disability by the Participant's guardian or legal representative.

6.11 Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of an Option (including without limitation the right of the Committee to limit the time of exercise to specified periods) as may be necessary to satisfy the requirements of Rule 16b-3.

6.12 Settlement in Cash. Pursuant to, and not in limitation of, Sections 4.2(a) and 4.5, upon the exercise of an Option by a Participant, the Committee may in its discretion pay to the Participant in lieu of Shares, an amount in cash equal to the excess of (a) the Fair Market Value at the time of exercise of the number of Shares of Stock with respect to which the Participant is exercising his Option; over (b) the total Exercise Price for such Shares established by the Committee; reduced by (c) withholding for all applicable taxes.

ARTICLE 7. STOCK APPRECIATION RIGHTS

7.1 Grant of Stock Appreciation Rights. Subject to the provisions of Articles 1 and 4, Stock Appreciation Rights ("SARs") may be granted to Participants at any time and from time to time as shall be determined by the Committee.

7.2 Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs.

7.3 Payment of SAR Amount. Upon exercise of the SAR, the holder shall be entitled to receive payment of an amount (subject to Section 7.5 below) determined by multiplying:

     (a) The difference between the Fair Market Value of a share of Stock at the date of exercise over the Exercise Price (determined at Section 6.3) by

     (b) The number of Shares with respect to which the Stock Appreciation Right is exercised.

7.4 Form and Timing of Payment. At the discretion of the Committee, payment for SARs may be made in cash or Stock, or in a combination thereof.

7.5 Limit on Appreciation. At the time of grant, the Committee may establish in its sole discretion, a maximum amount per share which will be payable upon exercise of an SAR.

7.6 Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of an SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3.

7.7 Term of SAR. The term of an SAR granted under the Plan shall not exceed 20 years.

7.8 Termination of Employment. In the event the employment of a Participant is terminated by reason of death, Disability, Retirement, or any other reason, any SARs outstanding shall terminate in the same manner as specified for Options under Sections 6.8 and 6.9 herein.

7.9 Nontransferability of SARs. Except as otherwise provided by the Committee in the applicable Award agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Unless otherwise determined by the Committee in accordance with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of a Participant only by the Participant or during the period that the Participant is under a legal disability by the Participant's guardian or legal representative.

ARTICLE 8. RESTRICTED STOCK

8.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock under the Plan to such Participants and in such amounts as it shall determine.

8.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement that shall specify the Period of Restriction, or periods, the number of Restricted Stock Shares granted, and such other provisions as the Committee shall determine.

8.3 Transferability. Except as provided in this Article 8, the Shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or for such period of time as shall be established by the Committee and as shall be specified in the Restricted Stock Agreement, or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Restricted Stock Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

8.4 Other Restrictions. The Committee shall impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

8.5 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.4 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

"The sale or other transfer of the Shares of Stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the 1999 Stock Option Plan of CORUS BANKSHARES, INC., in the rules and administrative procedures adopted pursuant to such Plan, and in a Restricted Stock Agreement dated ________. A copy of the Plan, such rules and procedures, and such Restricted Stock Agreement may be obtained from the Secretary of CORUS BANKSHARES, INC."

8.6 Removal of Restrictions. Except as otherwise provided in this Article, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 8.5 removed from his Stock certificate.

8.7 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

8.8 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held. If any such dividends or distributions are paid in Shares of Stock, the Shares shall be subject to the same restrictions on transferability as the Shares of Restricted Stock with respect to which they were paid.

8.9 Termination of Employment Due to Death or Disability. In the event a Participant's employment is terminated because of death or Disability during the Period of Restriction, any remaining Period of Restriction applicable to the Restricted Stock pursuant to Section 8.3 herein shall automatically terminate and, except as otherwise provided in Section 8.4, the Shares of Restricted Stock shall thereby be free of restrictions and fully transferable.

8.10 Termination of Employment for Other Reasons. In the event that a Participant terminates his employment with the Company for any reason other than for Death or Disability as set forth in Section 8.9 herein, during the Period of Restriction, then any Shares of Restricted Stock still subject to restrictions as of the date of such termination shall automatically be forfeited and returned to the Company; provided, however, that, in the event of an involuntary termination of the employment of a Participant by the Company other than for Cause, the Committee, in its sole discretion, may waive the automatic forfeiture of any or all such Shares and may add such new restrictions to such Shares of Restricted Stock as it deems appropriate.

8.11 Nontransferability of Restricted Stock. No shares of Restricted Stock granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution until the termination of the applicable Period of Restriction. All rights with respect to Restricted Stock granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

ARTICLE 9. BENEFICIARY DESIGNATION

9.1 Beneficiary Designation. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

ARTICLE 10. RIGHTS OF EMPLOYEES

10.1 Participation. No Employee shall have a right to be selected as a Participant, or having been so selected, to be selected again as a Participant. Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company shall be sufficient to pay any benefits to any person.

10.2 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

ARTICLE 11. CHANGE IN CONTROL

11.1 In General. In the event of a Change in Control of the Company as defined, all Awards under the Plan shall vest 100%, whereupon all Options shall become exercisable in full, the restrictions applicable to Restricted Stock shall terminate, and SARs shall be paid out.

ARTICLE 12. AMENDMENT, MODIFICATION, AND TERMINATION

12.1 Amendment, Modification, and Termination. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend, or modify the Plan. However, without the approval of the stockholders of the Company no such termination, amendment or modification may:

     (a) Increase the total number of Shares of Stock which may be issued under this Plan, either in the aggregate or to an individual, except as provided in Section 4.2(d) herein;

     (b)  Change the class of Employees eligible to participate in the Plan; or

     (c)   Change the provisions of the Plan regarding Option Exercise Price.

12.2 Awards, Previously Granted. No termination, amendment or modification of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.

ARTICLE 13. WITHHOLDING

13.1 Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any cash, Shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, State and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan.

13.2 Stock Withholding Elections. Subject to the consent of the Committee, due to the exercise of a (a) Nonstatutory (Nonqualified) Stock Option, (b) lapse of restrictions on Restricted Stock, or (c) the issuance of any other Stock Award under the Plan, a Participant may make an irrevocable election to (i) have shares of Stock otherwise issuable under (a) withheld, or (ii) tender back to the Company shares of Stock received pursuant to (a), (b), or (c), or (iii) deliver back to the Company previously-acquired shares of Stock (by actual delivery or attestation) having a Fair Market Value sufficient to satisfy all or part of the Participant's estimated total federal, state, and local tax obligations associated with the transaction. Such elections must be made by a Participant on or prior to the date of exercise.

The Committee may disapprove of any election, may suspend or terminate the right to make elections, or may provide with respect to any Award under the Plan that the right to make elections shall not apply to such Awards.

ARTICLE 14. INDEMNIFICATION

14.1 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 15. SUCCESSORS

15.1 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 16. REQUIREMENTS OF LAW

16.1 Requirements of Law. The granting of Awards and the issuance of Shares of Stock under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

16.2 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Illinois.

                             CORUS BANKSHARES, INC.
                           3959 North Lincoln Avenue
                            Chicago, Illinois 60613


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED, revoking previous proxies for such stock, hereby appoints J.C. Glickman and R. J. Glickman and each of them the proxy of the undersigned with full power of substitution, to vote all of CORUS BANKSHARES, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of said Corporation TO BE HELD IN THE OFFICE OF CORUS BANK, N.A., 4800 N. WESTERN AVENUE, CHICAGO, ILLINOIS 60625, at 10:00 a.m. on April 28, 1999, and at any adjournment thereof:

          (CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.)



                            - FOLD AND DETACH HERE -

                                                                                                             Please mark
                                                                                                           your votes as   [X]
                                                                                                            indicated in
                                                                                                             this sample

1. Election of Directors

      FOR all nominees        WITHHOLD          (INSTRUCTIONS: To withhold authority to vote for any individual nominee strike
      listed to the right    AUTHORITY                         a line through the nominee's name in the list below.
      (except as marked    to vote for all
       to the contrary)   nominees listed to
                              the right                 Joseph C. Glickman         Karl H. Horn          Michael Tang
                                                        Robert J. Glickman         Michael Levitt        William H. Wendt, III
             [ ]                 [ ]                    Steven D. Fifield          Rodney D. Lubeznik


2. Proposal to approve the CORUS           3. Proposal to approve the appointment     In their discretion, the proxies are
   BANKSHARES, INC. 1999 Stock                of Arthur Andersen LLP as the           authorized to vote upon such other
   Option Plan                                Independent public accounts of the      business as may properly come before
                                              Company.                                the meeting. THIS PROXY WILL BE VOTED
                                                                                      AS DIRECTED. UNLESS OTHERWISE MARKED,
                                                                                      PROXIES WILL BE VOTED AS DIRECTED.
    FOR       AGAINST       ABSTAIN           FOR       AGAINST       ABSTAIN         UNLESS OTHERWISE MARKED, PROXIES WILL
                                                                                      BE VOTED FOR THE ELECTION OF DIRECTORS
    [ ]         [ ]          [ ]              [ ]        [ ]           [ ]            AND RATIFICATION OF AUDITORS, AND IN
                                                                                      ACCORDANCE WITH THEIR BEST JUDGEMENT
                                                                                      UPON SUCH OTHER MATTERS AS MAY PROPERLY
                                                                                      COME BEFORE SAID MEETING OR ANY
                                                                                      ADJOURNMENT THEREOF.

                                                                                      The undersigned, may, at any time prior
                                                                                      to the Annual Meeting of Shareholders,
                                                                                      revoke this Proxy.

                                                                                      Dated:                            ,1999
                                                                                            ----------------------------

                                                                                      ---------------------------------------
                                                                                      Signature

                                                                                      ---------------------------------------
                                                                                      Signature, if held jointly


                                                                                      (The shareholder's signature should be
                                                                                      exactly as it appears on stock certificate.
                                                                                      In case stock is held jointly, all parties
                                                                                      should sign. If you sign as an attorney,
                                                                                      trustee, administrator, executor or guardian,
                                                                                      please give full title as such. Corporations
                                                                                      should sign by duly authorized officer and
                                                                                      affix seal.)
------------------------------------------------------------------------------------------------------------------------------------

                                                      - FOLD AND DETACH HERE -
